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        TRANS-LUX CORPORATION & SUBSIDIARIES                               EXHIBIT 11
         COMPUTATION OF EARNINGS PER SHARE
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                                             FOR THE THREE MONTH      FOR THE THREE MONTHS
                                             ENDED JUNE 30, 1996      ENDED JUNE 30, 1996
                                             -------------------      -------------------

Primary:
- --------
Net income                                          $271,000                 $519,000
                                                   =========                =========

Average common shares outstanding                  1,255,496                1,254,648
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                            22,812                   17,581
                                                   ---------                ---------
Average common and common equivalent
  shares outstanding                               1,278,308                1,272,229
                                                   =========                =========

Primary earnings per share                             $0.21                    $0.41
                                                   =========                =========

Fully diluted:
- --------------
Net income                                          $271,000                 $519,000

Add after tax interest expense applicable
  to 9% convertible subordinated debentures           66,000                  131,000
                                                   ---------                ---------
Adjusted net income                                 $337,000                 $650,000
                                                   =========                =========

Average common shares outstanding                  1,255,496                1,254,648
Assumes exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                            26,110                   26,110
Assumes conversion of 9% convertible
  subordinated debentures                            382,253                  383,017
                                                   ---------                ---------
Average common and common equivalent
  shares outstanding                               1,663,859                1,663,775
                                                   =========                =========

Fully diluted earnings per share                       $0.20                    $0.39
                                                   =========                =========


Fully diluted earnings per share are not presented for the three and six months ended
June 30, 1995 as the effect is not dilutive.

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